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                                                                  Exhibit 10.5.4


                               FOURTH AMENDMENT OT
                              EMPLOYMENT AGREEMENT

       This FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT is made this 31st day of December, 2003, by and between STANDARD PARKING CORPORATION, a Delaware corporation (the "COMPANY") and Michael K. Wolf (the "EXECUTIVE").

                                    RECITALS


       A. The Executive and Standard Parking, L.P., a Delaware limited partnership ("SPLP"), previously executed a certain Employment Agreement dated as of March 26, 1998 (the "ORIGINAL EMPLOYMENT AGREEMENT"). The Original Employment Agreement was modified by that certain Amendment To Employment Agreement dated as of June 19, 2000 by and between the APCOA/Standard Parking, Inc. ("A/SP") and Executive (the "FIRST AMENDMENT"), that certain Second Amendment To Employment Agreement dated as of December 6, 2000 by and between A/SP and Executive (the "SECOND AMENDMENT"), and that certain Third Amendment To Employment Agreement dated as of April 1, 2002 by and between A/SP and Executive (the "THIRD AMENDMENT"). The Original Employment Agreement, as modified by the First Amendment, Second Amendment and Third Amendment, is hereafter referred to as the "EMPLOYMENT AGREEMENT". The Company is the successor-in-interest to all of SPLP's and A/SP's rights, and has assumed all of SPLP's and A/SP's obligations, under the Employment Agreement.

       B. The Company and Executive have agreed to modify certain provisions of the Employment Agreement as set forth below.

       NOW, THEREFORE, in consideration of the Recitals, the mutual promises and undertakings herein set forth, and the sum of Ten Dollars in hand paid, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereby agree that the Employment Agreement shall be deemed modified and amended, effective immediately, as follows:

       1. Executive's annual base salary for calendar year 2004 shall be an amount that is Nine Thousand Dollars ($9,000) less than Executive's 2003 base salary.

       2. Effective from and after January 1, 2004, the amount of the aggregate "Annual Premiums" payable by the Company pursuant to subsection (d) of paragraph 7 of the Employment Agreement (whether in payment of premiums or other amounts due pursuant to (i) the existing Policies, and/or (ii) any additional or substitute life insurance policies or any other investment vehicles hereafter procured by Executive in his sole discretion) shall be Sixty-Two Thousand Dollars ($62,000).

       3. Except as expressly modified above, all of the remaining terms and provisions of the Employment Agreement are hereby ratified and confirmed in all respects, and shall remain in full force and effect in accordance with their terms.

       IN WITNESS WHEREOF, the Company and Executive have executed this Fourth Amendment to Employment Agreement as of the day and year first above written.

COMPANY:                                       EXECUTIVE:

STANDARD PARKING CORPORATION
a Delaware corporation                         /s/ Michael K. Wolf
                                               -------------------------
                                                   Michael K. Wolf
By:  /s/ James A. Wilhelm
     -------------------------------------
         James A. Wilhelm
         President and Chief Executive Officer